LOAN AND SECURITY AGREEMENT

                               (NON-EXIM FACILITY)

This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

SECTION 1.        PARTIES

         1.1 "BORROWER" is identified in Section 10.5(B) and includes successors and assigns. If more than one Borrower is specified in Section 10.5(B), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

         1.2 "LENDER" shall mean THE CIT GROUP/BUSINESS CREDIT, INC. and its agents, designees, representatives, successors and assigns.

SECTION 2.        LOANS AND OTHER CREDIT ACCOMMODATIONS

         2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("REVOLVING LOANS") in amounts requested by Borrower from time to time, but not in excess of the then existing Net Availability and provided the requested loan would not cause the outstanding Obligations to exceed the Maximum Credit. Subject to the terms and conditions set forth in this Agreement, Revolving Loans may be Prime Rate Loans, LIBOR Loans or any combination thereof.

                  (a)  "MAXIMUM  CREDIT"  shall  have the  meaning  set forth in
Section 10.1(a).

                  (b) "GROSS AVAILABILITY" is at any time (i) the product of the outstanding amount of Eligible Accounts multiplied by the Eligible Accounts Percentage set forth in Section 10.1(b) minus (ii) Reserves.

                  (c) "NET AVAILABILITY" shall mean an amount equal to the then Gross Availability minus the aggregate amount of all Obligations other than the then outstanding principal balance of EXIM Revolving Loans (as defined in Section 10.7).

                  (d) "ELIGIBLE ACCOUNTS" shall mean the accounts created by Borrower in the ordinary course of business which are and remain acceptable to Lender and (1) which have not remained unpaid for more than the number of days after the invoice date set forth in Section 10.1(d); (2) which are absolutely owing to Borrower and payment is not conditional or contingent (such as consignments, guaranteed sales or right of return or other similar terms); (3) which are owed by an account debtor having a chief executive office or principal place of business is located in the United States and such accounts are not "Eligible Accounts" under and as defined in the EXIM Loan Agreement; (4) which do not arise from progress billings, retainages or bill and hold sales; (5) which are not subject to contras, setoffs, counterclaims or disputes and with respect to which there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof, or which might result in any adverse change in the account debtor's financial condition; (6) with respect to which the goods

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giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (7) which are not due from any (x) entity affiliated (directly or indirectly) with Borrower, or (y) any officer, employee, shareholder or agent of Borrower or any affiliate thereof; (8) with respect to which there has been compliance with the Assignment of Claims Act or similar State or local law, if applicable, if the account debtor is the United States or any domestic governmental unit; (9) with respect to which Borrower has delivered to Lender such documents as Lender may have requested pursuant to Section 5.9 hereof and Lender shall have received satisfactory verifications of such accounts; (10) the account debtor owing such accounts (together with such account debtor's affiliates) does not owe more than twenty percent (20%) of all Eligible Accounts (the amount exceeding twenty percent (20%) shall not be eligible); (11) which are owed by an account debtor if more than fifty percent (50%) of the accounts owed by such account debtor are unpaid after the invoice date for more than the number of days set forth in Section 10.1 (D); and (12) which are owed by an account debtor deemed creditworthy at all times by Lender in its reasonable business judgment.

                  (e) Intentionally Deleted.

                  (f) Lender shall have a continuing right to reduce Gross Availability by implementing reserves ("RESERVES"), and to increase and decrease such Reserves, if and to the extent that, in Lender's sole judgment reasonably exercised, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral.

         2.2 Intentionally Deleted.

         2.3 Borrowing of LIBOR Loans. Upon not less than three (3) Eurodollar Business Days' irrevocable written notice from Borrower to Lender (each, a "NOTICE OF LIBOR BORROWING"), Borrower shall have the right, subject to the terms and conditions of this Agreement, to request on that portion of any Loan be made as LIBOR Loans, to request that any LIBOR Loans be continued as LIBOR Loans or to request that all or any portion of the Prime Rate Loans be converted into LIBOR Loans, which notice shall in each case specify:

                  (i) the date on which such LIBOR Loans are to be made or continued as such or the date on which such Prime Rate Loans are to be converted into LIBOR Loans, as applicable (which day shall in each case be a Eurodollar Business Day);

                  (ii) the aggregate principal amount of such loans that are to be made or continued as, or converted into, LIBOR Loans, as applicable (which, in the case of each such LIBOR Loan, shall be at least equal to $1,000,000 or any larger multiple of $1,000,000); and

                  (iii) the Interest Period applicable to such LIBOR Loan.

If Borrower shall not have delivered a Notice of LIBOR Borrowing with respect to any outstanding LIBOR Loan as set forth above in this paragraph within three (3) Eurodollar Business Days' prior to the end of the Interest Period for such LIBOR Loan, such LIBOR Loan

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shall,  without any further action required by Borrower or Lender,  be converted into a Prime Rate Loan effective from and after the last day of such Interest Period. Notwithstanding the foregoing, (x) no more than three (3) separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time, and (y) upon the occurrence and during the continuance of an Event of Default, Borrower shall not have the right to submit a Notice of LIBOR Borrowing and all
then   existing   LIBOR   Loans  shall  be   converted   to  Prime  Rate  Loans.
Notwithstanding anything to the contrary contained herein, Lender (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR market or source or otherwise "match fund" to fund LIBOR Loans, but any and all provisions hereof relating to LIBOR Loans shall be deemed to apply as if Lender (and any participant, if applicable) had purchased such deposits to fund any LIBOR Loans. Lender shall be entitled to charge the Borrower a $500 fee upon the first effective day of any such election for a LIBOR Loan.

         2.4 Additional Provisions Relating to LIBOR Loans.

                  (a) If, after the date of this Agreement, any change in any law or the application of the requirements thereof (whether such change occurs in accordance with the terms of such law as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any law by any governmental authority, or compliance by Lender with any request or directive (whether or not having the force of law) of any governmental authority (each, a "CHANGE OF LAW"):

                           (i) shall subject Lender to any tax, duty or other charge with respect to any LIBOR Loan, or shall change the basis of taxation of payments by Borrower to Lender on such LIBOR Loan under this Agreement (except for changes in the rate of taxation on the overall net income of Lender); or

                           (ii) shall impose, modify or hold applicable any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Lender for any LIBOR Loan; or

                           (iii) shall impose on Lender any other condition related to any LIBOR Loan;

and the effect of any of the foregoing is to increase the cost to Lender of making, renewing, or maintaining any such LIBOR Loan or to reduce any amount receivable by Lender hereunder; then Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to reimburse
Lender for such increased costs or to compensate Lender for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, submitted by Lender to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

                  (b) If, after the date of this Agreement, Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by Lender or any entity controlling Lender (a "CAPITAL ADEQUACY REQUIREMENT") and (ii) the amount of capital

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maintained by Lender or such entity which is  attributable  to or based upon the extensions of credit under this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account Lender's or such entity's policies with respect to capital adequacy), Borrower shall pay to Lender or such entity, upon demand of Lender, such amounts as Lender or such entity shall determine are necessary to compensate Lender or such entity for the increased costs to Lender or such entity of such increased capital. A certificate of Lender setting forth in reasonable detail the computation of any such increased costs, delivered by Lender to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

                  (c) If on or prior to the first day of any Interest Period for any LIBOR Loan:

                           (i) Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" in Section 3.1 are not being provided in the relevant amounts for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided in this Agreement, or

                           (ii) Lender determines, which determination shall be conclusive, that LIBOR will not adequately and fairly reflect the cost to Lender of making or maintaining any LIBOR Loan for such Interest Period, then Lender shall give prompt notice of such determination to Borrower and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional LIBOR Loans, to continue LIBOR Loans or to convert Prime Rate Loans into LIBOR Loans, and Borrower shall, on the last day or days of the then current Interest Period or Periods for the outstanding LIBOR Loans, either prepay such LIBOR Loans or convert such LIBOR Loans into Prime Rate Loans in accordance with Section 2.3.

                  (d) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful or, by reason of a Change of Law, impossible for Lender to honor its obligation to make or maintain LIBOR Loans, then Lender shall promptly notify Borrower of such event and Lender's obligation to make or to continue LIBOR Loans, or to convert Prime Rate Loans into LIBOR Loans shall be suspended until such time as Lender may again make and maintain LIBOR Loans.

                  (e) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be automatically converted to a Prime Rate Loan on the next succeeding Business Day.

                  (f) The Borrower agrees to indemnify and to hold Lender (including any participant ) harmless from any loss or expense which Lender or such participant may sustain or incur as a consequence of: (i) an Event of Default due to Borrower's failure to make payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by Lender or such participant to lenders of

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

funds obtained by either of them in order to maintain the LIBOR Loans hereunder;
(ii) default by the Borrower in making a borrowing or conversion after the Borrower has given a Notice of LIBOR Borrowing; (iii) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (iv) default by the Borrower in making any prepayment after the Borrower had given notice to Lender thereof. The determination by Lender of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing Lender's calculations thereof in reasonable detail, shall be conclusive on the Borrower in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though Lender had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that Lender may fund each of the LIBOR Loans in any manner Lender sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, Lender shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Borrower (A) initially to the Prime Rate Loans and (B) subsequently to LIBOR Loans; provided, however, (1) upon the occurrence of an Event of Default or (2) in the event the aggregate amount of outstanding Loans exceeds Net Availability or the applicable maximum levels set forth therefor, Lender may apply all such amounts received by it to the payment of Obligations in such manner and in such order as Lender may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and Lender shall be entitled to indemnification hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Obligations.

         2.5 Accommodations. Lender may, in its sole discretion reasonably exercised, issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("ACCOMMODATIONS"). Any payments made by Lender in connection with the Accommodations shall constitute additional Revolving Loans to Borrower.

SECTION 3.        INTEREST AND FEES

         3.1 Interest.

                  (a) Interest shall accrue on the principal amount of the Revolving Loans at the following rates: (i) during such periods as any such Obligation is a Prime Rate Loan, at a fluctuating rate per annum equal to the per annum rate set forth as the Interest Rate in Section 10.3(A); and (ii) during such periods as any such Obligation is a LIBOR Loan, for each Interest Period, at the per annum rate set forth as the Interest Rate in Section 10.3(B). The Interest Rate on all Prime Rate Loans shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate (as defined below) effective as of the date of each such change. Interest on all Obligations shall be calculated upon the closing daily outstanding principal balances in the loan account(s) of Borrower for each day during the immediately

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preceding  month and shall be payable by Borrower on the first day of each month and, in the case of LIBOR Loans, additionally on the last day of each Interest Period. On and after any Event of Default or termination hereof, interest on all Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the Interest Rate otherwise payable until such time as all Obligations are paid in full. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

                  (b) For purposes of this Section 3.1 and each other place where such terms appear, the following terms shall have the respective meanings set forth below:

                  "EURODOLLAR BUSINESS DAY" shall mean any Business Day on which commercial lending institutions are open for international business (including dealings in United States Dollar deposits) in London.

                  "EUROCURRENCY RESERVE REQUIREMENTS" for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to Lender and/or any present or future lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by Lender and/or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

                  "INTEREST PERIOD" shall mean, with respect to any LIBOR Loan, a one month, two month or three month period commencing on the date such LIBOR Loan is made or the date on which any Obligation begins to bear interest based upon LIBOR and ending one month, two months or three months thereafter, as applicable, as the Borrower may elect in the applicable Notice of LIBOR Borrowing. Notwithstanding the foregoing
         (i) no Interest Period may end after the initial Term or, if applicable, any renewal Term; (ii) each Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, (iii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month, and (iv) no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any such LIBOR Loan would otherwise be a shorter period, such LIBOR Loan shall not be available under this Agreement for such period.

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

                  "LIBOR" shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at Lender's election (i) the applicable LIBOR quoted to Lender by The Chase Manhattan Bank (or any successor thereof), or (ii) the rate of interest determined by Lender at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Lender) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

                  "LIBOR LOANS" shall mean Revolving Loans that bear interest at rates based on LIBOR.

                  "NOTICE OF LIBOR BORROWING" shall have the meaning given to that term in Section 2.3 of this Agreement.

                  "PRIME RATE" is the rate of interest publicly announced by Chase Manhattan Bank in New York, New York, or its successors and assigns, from time to time as its prime rate or similar such designation (such rate is not intended to be the lowest rate of interest charged by such bank to its borrowers).

                  "PRIME RATE LOANS" shall mean loans that bear interest at rates based upon the Prime Rate.

         3.2 Fees. Borrower shall pay to Lender:

                  (a) Closing Fee. A closing fee fully earned and payable at closing in the amount set forth in Section 10.3(D).

                  (b) Intentionally Deleted.

                  (c) Collateral Management Fee. A collateral management fee fully earned and payable at closing and on each anniversary thereof in the amount set forth in Section 10.3(f).

                  (d) Unused Line Fee. An unused line fee payable monthly, on the first day of each month, in arrears, for each month at the rate per annum set forth in Section 10.3(G), calculated upon the amount, if any, by which the Unused Line Fee Basis exceeds the average outstanding daily principal balance during the preceding month of all Revolving Loans, EXIM Revolving Loans and Accommodations. The "Unused Line Fee Basis" means an amount equal to (i) for the period beginning on the Closing Date through and including March 31, 2002, $20,000,000, (ii) for the period beginning on April 1, 2002 through and including March 31, 2003, $22,500,000, and (iii) beginning on April 1, 2003 and at all times thereafter, the Maximum Credit.

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SECTION 4.        GRANT OF SECURITY INTEREST

         4.1 Grant of Security Interest. To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in, and lien upon, the Collateral.

         4.2 "OBLIGATIONS" shall mean any and all Revolving Loans, EXIM Revolving Loans and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

         4.3 "COLLATERAL" shall mean all of the following property of Borrower:

                  (a) All of the  Borrower's  now owned and hereafter  acquired:
(i) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to Lender), including, without limitation, all accounts created by, or arising from, all of the Borrower's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of the Borrower's trade names or styles, or through any of the Borrower's divisions; (ii) any and all instruments, documents, chattel paper (including electronic chattel paper);
(iii) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (iv) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (v) reserves and credit balances arising in connection with or pursuant hereto; (vi) guarantees, supporting obligations, payment intangibles and letter of credit rights; (vii) insurance policies or rights relating to any of the foregoing; (viii) all rights to payment, including those arising in connection with bank and non-bank credit cards and including any electronic media and software, pertaining to any and all of the foregoing; (ix) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Borrower; and (x) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing (herein "ACCOUNTS");

                  (b) All of the Borrower's now owned and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort (herein "INVENTORY");

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

                  (c) to the extent related to the license granted to Lender under Section 7.2 or as necessary, appropriate or desirable as determined by Lender for the disposition of the Accounts and Inventory, all present and hereafter acquired general intangibles (as defined in the UCC);

                  (d) Intentionally Deleted.

                  (e) All present and future documents (as defined in the UCC) and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing (herein "DOCUMENTS OF TITLE"); and

                  (f) All books and records of Borrower pertaining to any of the foregoing.

SECTION 5.        COLLECTION AND ADMINISTRATION

         5.1 Collections. Borrower will, at its expense as Lender requests, direct that all remittances and all other proceeds of Collateral be sent to a lock box designated by Lender, and deposited into a bank account selected by Lender with arrangements with the bank providing that all funds deposited in the bank account are to be transferred solely to Lender. Borrower shall bear all risk of loss of any funds deposited into such account. In connection therewith, Borrower shall execute such lock box agreements as Lender shall specify. All collections and all other proceeds of Collateral received by Borrower shall be held in trust for Lender and immediately remitted to Lender in kind.

         5.2 Charges to Loan Account. At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due to any loan account of Borrower maintained by Lender. Interest, fees for Accommodations, the Unused Line Fee and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

         5.3 Payments. All Obligations shall be payable at Lender's Office set forth in Section 10.5(A) or at such other place as Lender may expressly designate in writing. Lender shall apply all proceeds of Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans or to any other Obligations then due, in whatever order or manner Lender shall determine, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In consideration thereof, Lender will charge the Borrower's account with Collection Days which shall mean the number of days set forth in Section 10.3(C) to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Borrower's loan account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Section 10.3(a). For purposes of this Agreement, "BUSINESS DAY" shall mean any day on which Lender and Lender's banks are open.

         5.4 Loan Account Statements. Lender shall, monthly, render to Borrower a loan account statement which shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within ninety (90) days after the mailing of such statement, written notice from Borrower of any specific exceptions to that statement.

         5.5 Direct Collections. Lender may, at any time, (a) after the occurrence of an Event of Default (unless such Event of Default has been cured to the extent permitted hereunder), notify any account debtor that the Accounts and other Collateral have been assigned to Lender and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification by telephone, in writing or otherwise of Accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, (c) after the occurrence of an Event of Default (unless such Event of Default has been cured to the extent permitted hereunder), demand, collect or enforce payment of any Accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof, (d) after the occurrence of an Event of Default (unless such Event of Default has been cured to the extent permitted hereunder), take or bring, in the name of Lender or Borrower, all actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of, or other realization upon, the Collateral, and (e) after an Event of Default, (i) change the address for delivery of Borrower's mail and to receive and open mail addressed to Borrower and (ii) extend the time of payment of, compromise or settle (for cash, credit, return of merchandise), and upon any terms or conditions, any and all Accounts or other Collateral and discharge or release the account debtor or other obligor. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the Accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

         5.6 Attorney-in-Fact. Borrower hereby appoints Lender as Borrower's attorney-in-fact and authorizes Lender at Borrower's sole expense to exercise at any time in Lender's discretion reasonably exercised all or any powers necessary for Lender to obtain information about the Collateral or to enforce Lender's rights which appointment and authorization shall be irrevocable until the Obligations have been paid in full and Lender has no further obligation to provide financial accommodations to Borrower.

         5.7 Liability. Borrower hereby releases and exculpates Lender, its officers, agents and employees from any liability arising from any acts under this Agreement or in furtherance thereof except for gross negligence or willful misconduct. Lender will not have any liability to Borrower for lost profits or other special or consequential damages.

         5.8 Administration of Accounts. After written notice by Lender to Borrower or without notice after an Event of Default, Borrower shall not (a) amend, modify, settle or compromise any of the Accounts, (b) release, in whole or in part, any account debtor or other person liable for the payment of any other Collateral or (c) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any Account or any other Collateral.

         5.9 Documents. Borrower shall deliver to Lender, as Lender may request, all documents, schedules, invoices, proofs of delivery, purchase orders, statements, contracts and all other information evidencing or relating to the Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Borrower will promptly report to Lender all credits, discounts, allowances, deductions, return authorizations or the like. In no event shall any schedule or confirmatory assignment (or the absence thereof or omission of any of the Accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement.

         5.10 Access. Lender shall have access (a) upon 2 Business Days written notice from Lender to Borrower and during reasonable business hours (absent an Event of Default) and (b) after an Event of Default (unless cured to the extent permitted hereunder) at any time during normal business hours to all of the premises where Collateral is located for the purposes of inspecting or copying the Collateral, and Borrower's books and records. Lender, at no charge, may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral. Borrower hereby authorizes all accountants and third parties to disclose and deliver to Lender, at Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower which authorization shall be irrevocable until the Obligations have been paid in full and Lender has no further obligation to provide financial accommodations to Borrower.

SECTION 6.        ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrower:

         6.1 Financial and Other Reports. Borrower shall: (a) keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied; (b) at its expense on or before the fifteenth
(15th) day of each month, deliver to Lender (i) true and complete monthly agings of its Accounts and accounts payable; (ii) monthly Inventory reports; and (iii) internally prepared interim financial statements consisting of a statement of profit and loss, a balance sheet and statement of cash flow; (c) within 45 days of the end of each fiscal quarter but concurrent with Borrower's quarterly filings with the Securities and Exchange Commission, Borrower's internally prepared financial statements consisting of a statement of profit and loss, a balance sheet and statement of cash flow; (d) annually, as soon as available, but in no event later than ninety (90) days after the end of Borrower's fiscal year, deliver audited financial statements consisting of a statement of profit and loss, a balance sheet and statement of cash flow accompanied by the report and opinion thereon of independent certified public accountants reasonably acceptable to Lender; (e) promptly upon request, provide financial statement projections consisting of a statement of profit and loss, a balance sheet and statement of cash flow in a format reasonably acceptable to Lender; and (f) promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise. All of the foregoing shall be in such form, and together with such information, as Lender may reasonably request.

         6.2 Books and Records. Borrower's (a) books and records concerning Accounts and its chief executive office are and shall be maintained only at the address set forth in Section 10.5(c), and (b) other places of business and the only other locations of Collateral (including, without limitation, Borrower's Inventory), are and shall be at the addresses set forth in Section 10.5(e) hereof, except Borrower may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such financing statements, amendments and other agreements as Lender may reasonably require.

         6.3 Title; Liens. Borrower has, and at all times will continue to have, good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender or as set forth on Schedule A hereto.

         6.4  Disposition of Assets.  Borrower shall not directly or indirectly:
(a) sell, lease, transfer, assign or otherwise dispose of any Collateral or any material portion of its other assets (other than sales of Inventory in the ordinary course of business); (b) consolidate with, or merge with or into, any other entity or permit any other entity to consolidate with or merge with or into Borrower; or (c) form or acquire any interest in any firm, corporation or other entity; provided that if no Event of Default has occurred unless such Event of Default has been cured to the extent permitted herein Borrower may undertake acquisitions of other business entities within the same industry as Borrower without Lender's prior written approval, so long as (i) immediately after giving effect to such acquisition, Borrower's Aggregate Excess Availability plus unrestricted and unencumbered (other than liens in favor of Lender) cash equivalents and cash (in U.S. Dollars in domestic bank accounts) of the Borrower and its subsidiaries is no less than $7,500,000, (ii) the proforma financial projections (which shall be in form and substance reasonably acceptable to the Lender) of the Borrower and its subsidiaries on a consolidated basis after giving effect to any such acquisition reflects that the proforma consolidated unrestricted and unencumbered (other than liens in favor of Lender) cash equivalents and cash (in U.S. Dollars in domestic bank accounts) of the Borrower and its subsidiaries plus the Borrower's Aggregate Excess Availability will be positive over the 12 months immediately following the completion of any such acquisition, and (iii) Borrower executes any and all documents or agreements or performs such acts as Lender may reasonably require to preserve Lender's perfected first priority security interest in the assets of Borrower and its rights and remedies under this Agreement and applicable law.

         6.5 Insurance. Borrower shall at all times maintain, with insurers reasonably acceptable to Lender, adequate insurance (including, without limitation, at the option of Lender, flood insurance) with respect to the Collateral and other assets. All insurance shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Lender may adjust or settle any claim or other matter under or arising pursuant to such insurance on the Collateral. Borrower shall provide evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender. Lender may obtain, at Borrower's expense, such insurance should Borrower fail to do so. Borrower shall deliver to Lender all proceeds of insurance received by Borrower on the Collateral. Lender may apply any insurance proceeds received to the cost of repairs to, or replacement of, any Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations in any order or manner as Lender determines.

         6.6 Compliance With Laws. Borrower is, and at all times will, continue to be in material compliance with the requirements of all laws, rules, regulations and orders of any governmental authority relating to its business. All of Borrower's Inventory shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral when due, unless the same are being contested in good faith. Lender may establish Reserves for the amount contested and penalties which may accrue thereon. Borrower shall not be deemed to have breached any provision of this
Section 6.6 if (i) the failure to comply with the  requirements  of this Section
6.6 resulted from good faith error or innocent omission, (ii) Borrower promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within (30) days following Borrower's receipt of notice of such failure, or if such breach cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

         6.7 Accounts. All statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the Accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

         6.8 Equipment. Borrower shall keep its equipment in good order and repair, ordinary wear and tear excepted.

         6.9 Financial Covenants. Borrower shall maintain positive EBITDA measured quarterly and calculated on a trailing four quarter basis; provided that the above EBITDA requirement shall only be tested as of the end of a fiscal quarter if, at any time in the following fiscal quarter, the sum of Borrower's unrestricted and unencumbered (other than liens in favor of Lender) cash equivalents and cash (in U.S. Dollars in domestic bank accounts) plus Borrower's Aggregate Excess Availability was less than $7,500,000. "EBITDA" for any fiscal period of Borrower means the net income of Borrower for such fiscal period, plus interest expense, depreciation and amortization and provision for income taxes for such fiscal period, and minus non-recurring miscellaneous income and plus non-recurring and non-cash miscellaneous expenses, all calculated in accordance with generally accepted accounting principles.

         6.10   Affiliated   Transactions.   Borrower  will  not,   directly  or
indirectly: (a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity; (b) declare, pay or make any cash dividend, redemption or other cash distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding; (c) make any payment on the principal amount of, or interest on, any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower; (d) make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower; or (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower.

         6.11 Fees and Expenses. Borrower shall pay, on Lender's demand, all reasonable costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by, or against, Lender, including, but not limited to, the following: (a) all filing or recording taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees; (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) all reasonable expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations including field examiner travel, food and lodging, plus a per diem charge at the rate set forth in Section 10.3(h) for Lender's examiners in the field and office; and (e) the reasonable costs, disbursements and fees of in-house and outside counsel to Lender, including but not limited to such reasonable fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding or litigation between the parties hereto, any third party and in any appeals arising therefrom.

         6.12 Further Assurances. At the request of Lender, at Borrower's sole expense, Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do, or cause to be done, such further acts as Lender, in its discretion reasonably exercised, deems necessary to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral without Borrower's signature and to file as financing statements any carbon, photographic or other reproduction of this Agreement. Without limiting the foregoing, the obligation of Lender to make the initial advance hereunder is subject to, among other things, the delivery or satisfaction in Lender's discretion reasonably exercised of each of the following conditions, agreements and documents as applicable: (a) a blocked or Lender bank account established for the proceeds of Collateral; (b) the EXIM Loan Agreement has been executed by all the parties thereto and all the conditions precedent therein have been satisfied; (c) Lender shall have received the written waiver of the Export-Import Bank with respect to such matters as Lender deems necessary or appropriate; (d) all Export-Import Bank approvals, guaranties, waivers and other documentation shall have been executed and delivered by all parties thereto and Lender shall be satisfied that the Export-Import Bank Working Capital Guarantee Program is in effect with respect to the Exim Revolving Loans; (e) on a best efforts basis, landlord waivers on all of Borrower's domestic leased locations; (f) first priority lien on all of the Collateral; (g) perfection in consigned Inventory to the extent requested by Lender; (h) the Lender's satisfaction with the financial condition of the Borrower and an updated examination of the books and records of the Borrower;
(i) the absence of any material adverse change in the financial condition, business, prospects, profitability, assets (including, without limitation, the Collateral) or operations of the Borrower as determined by Lender in its sole discretion reasonably exercised; and (j) receipt by the Borrower of the proceeds from the secondary common stock offering, which became effective on February 16, 2001.

         6.13 Environmental Condition. None of Borrower's properties or assets has ever been designated or identified pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise exposing of, hazardous waste or hazardous substances into the environment. Borrower is, and will continue to be, in material compliance with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.

         6.14 State of Incorporation. If Borrower is a corporation, it is duly organized, existing and in good standing under the laws of the state set forth in Section 10.5(F).

SECTION 7.        EVENTS OF DEFAULT AND REMEDIES

         7.1 Events of Default. All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "EVENTS OF DEFAULT":

                  (a) Borrower fails to pay when due any of the Obligations within five (5) Business Days of the due date thereof; provided that nothing contained herein shall prohibit Lender from charging such amounts to the Borrower's loan account on the due date thereof;

                  (b) Breach by Borrower of any warranty, representation or covenant contained herein or in any other written agreement between Borrower and Lender (other than the Exim Loan Agreement), provided that, in the absence of fraud, conversion and gross misrepresentation, such breach by Borrower of any of the warranties, representations or covenants referred in this clause (b) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to Lender's satisfaction for a period of seven (7) Business Days from the date of such breach;

                  (c) Intentionally Deleted.

                  (d) Any judgment or judgments aggregating in excess of the amount set forth in Section 10.5 (G) except to the extent such judgments are fully covered by insurance without a reservation of rights or any injunction or attachment is obtained against Borrower, which remains unstayed for a period of ten (10) days (provided that such period shall be extended during such time as any such judgment is being contested in good faith and by appropriate proceedings so long as there has been no execution on any of Borrower's assets by the judgment creditor);

                  (e) Borrower ceases to exist or the usual business of Borrower ceases or is suspended;

                  (f) Any acquisition by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or by any person, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the issued and outstanding capital stock of Borrower having the right to vote for the election of directors of Borrower; or more than one-third of the persons who were directors of Borrower on the first day of any period consisting of twelve (12) consecutive calendar months (the first of which twelve (12) month periods commencing on the first day of the month during which this Agreement was executed), cease, for any reason other that death or disability, to be directors of Borrower, and the board of directors as thereafter constituted is not reasonably acceptable to Lender;

                  (g) Borrower becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

                  (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower, provided that any such petition or application filed against Borrower shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or Borrower shall take action to authorize or effect any of the actions in any such proceeding;

                  (i) The indictment of Borrower under any criminal statute or the commencement of (A) any criminal proceedings against Borrower or (B) civil proceedings (under the Racketeer Influenced and Corrupt Organizations statutes, 18 U.S.C. ss.1961 et seq.) against Borrower pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower which forfeiture Lender believes could reasonably be expected to have a material adverse effect on either of the following: (x) Borrower's business or (y) Collateral with a market value in excess of $250,000;

                  (j) Any default or event of default occurs on the part of Borrower under any material agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound which default or event of default Lender believes may have a material adverse effect on the Collateral or Borrower's business; or

                  (k) Any Event of Default under, and as defined in, the EXIM Loan Agreement shall occur.

         7.2 Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all default rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code (the "UCC") and
other applicable law, all of which rights and remedies may be exercised without notice to Borrower (except as otherwise required by applicable law), all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof, (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any or all Collateral, or (e) sell, lease, transfer, assign, or otherwise dispose of any or all Collateral (including, without limitation, entering into contracts with respect thereto), by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices and/or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any intellectual property of a similar nature as it pertains to the Collateral, in advertising for sale and selling, collecting on or otherwise disposing of any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

         7.3 Application of Proceeds. Lender may apply the cash proceeds of Collateral received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part, and in such order as Lender may elect, whether or not then due.
Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

         7.4 Lender's Cure of Third Party Agreement Default. Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on, or existing with respect to, the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by

Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

SECTION 8.        JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS

         8.1 JURY TRIAL WAIVER. BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         8.2 Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

         8.3 Jurisdiction. Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.5(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.5(A) is located and Borrower waives any objection based on FORUM NON CONVENIENS and any objection to venue in connection therewith.

         8.4 No Waiver by Lender. Lender shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to, or waiver of, any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9.        TERM OF AGREEMENT; MISCELLANEOUS

         9.1 Term. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term set forth in Section 10.6 from the date hereof and shall be deemed automatically renewed, as of the end of the initial or any renewal term (each a "TERM"), based on the same terms and provisions for successive terms of equal duration thereafter unless terminated by either party giving the other written notice at least sixty (60) days' prior to the end of the then current Term. Neither this Agreement nor the EXIM Loan Agreement may be terminated singly.

         9.2 Termination. Borrower may also terminate this Agreement by giving Lender at least sixty (60) days prior written notice and payment in full of all of the Obligations as provided herein, including any unpaid fees. If termination is other than at the end of a Term, than Borrower shall also pay Lender the Early Termination Fee set forth in Section 10.3(I) hereof. Sixty days after receipt of such early termination notice, Lender need not make any further loans or accommodations. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, Borrower shall pay Lender forthwith, in full, all Obligations, including the Early Termination Fee, and any unpaid fees. Notwithstanding anything to the contrary herein, the Borrower shall not be required to pay the Early Termination Fee if (a) no Event of Default has occurred and is continuing at the time the Obligations are paid in full and (b) the funds utilized to pay the Obligations in full are (i) the proceeds of a public offering of the stock of Borrower and/or (ii) from cash not obtained through a refinancing.

         9.3 Termination Indemnity Deposit. Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

         9.4 Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
Section  10.5(A)  and to  Borrower  at its chief  executive  office set forth in
Section 10.5(C), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by facsimile, immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three (3) days after mailing.

         9.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

         9.6 Entire Agreement; Amendments; Assignments. This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged, orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

         9.7 Discharge of Borrower. No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full.

         9.8 Usage. All terms used herein which are defined in the UCC shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

         9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the office of Lender set forth in
Section 10.5(a) below is located.

SECTION 10.         ADDITIONAL DEFINITIONS AND TERMS

         10.1

                 (a)  Maximum Credit (including
                      any sums advanced under the
                      EXIM Loan Agreement):               $25,000,000

                 (b)  Gross Availability Formulas:

                      Eligible Accounts Percentage: 85% provided that the Dilution Percentage does not exceed 5%. The Dilution Percentage is the sum of Borrower's credits, allowances, discounts, write-offs, contra-accounts and offsets and deductions which reduce the value of Accounts divided by gross invoices. The Dilution Percentage shall be calculated on a rolling 90 day average. If the Dilution Percentage exceeds 5%, then the Eligible Accounts Percentage shall be reduced at Lender's discretion by such excess Dilution Percentage and Lender may create a Reserve for such excess.

                 (c)  Intentionally Deleted.

                 (d)  Maximum days after Invoice
                      Date for Eligible Accounts:          90 days

                 (e)  Intentionally Deleted.

         10.2 Intentionally Deleted.

         10.3 Interest, Fees & Charges:

                 (a)  Prime Rate Loan Interest Rate:        Prime Rate plus .50% per annum
                 (b)  LIBOR Loan Interest Rate:             LIBOR plus 3.25% per annum

                 (c)  Collection Days:                      One (1) Business Day
                 (d)  Closing Fee:                          $200,000

                                      -20-


                 (e)  Intentionally Deleted.
                 (f)  Collateral Management Fee:            $50,000
                 (g)  Unused Line Fee:                      0.50% per annum
                 (h)  Field Examination per diem charge
                      per examiner:                         Not Applicable

                 (i)  Early Termination Fee:
                             First year of closing:         2.0% of the Maximum Credit
                             Second year of closing:        1.0% of the Maximum Credit
                             Third year of closing:         1.0% of the Maximum Credit

         10.4 Intentionally Deleted.

         10.5 Offices and Locations

                 (a)  Lender's Office:                      300 S. Grand Avenue
                                                            3rd Floor
                                                            Los Angeles, CA 90071

                 (b)  Borrower:                             Adept Technology, Inc.

                 (c)  Borrower's Chief Executive Office:    150 Rose Orchard Way
                                                            San Jose, CA  95134

                 (d)  Intentionally Deleted.

                 (e)  Borrower's Other Offices and Locations
                             of Collateral:                 2575  N. Dragoon St.
                                                            Tucson, Arizona  95745

                 (f)  Borrower's State of Incorporation:    California

                 (g)  Judgment Amount                       $400,000

         10.6 Term:                                         Three (3) Years

         10.7 As used in this Agreement, the following terms have the meanings set forth below:

                  (a) "EXIM LOAN AGREEMENT" means that certain Loan and Security Agreement (EXIM Facility) dated the date hereof between Borrower and The CIT Group/Commercial Services, Inc. (on behalf of its affiliate, Lender).

                  (b) "EXIM REVOLVING LOANS" means the "Revolving Loans" under and as defined in the EXIM Loan Agreement.

                  (c) "AGGREGATE EXCESS AVAILABILITY" means, at any time, the sum of (i) Borrower's excess Net Availability under this Agreement and (ii) Borrower's excess Net Availability under the EXIM Loan Agreement.

         IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement this 5th day of April, 2001.


LENDER:                                          BORROWER:

THE CIT GROUP/                                   ADEPT TECHNOLOGY, INC.
BUSINESS CREDIT, INC.



By:  /s/  Kelly Wu                               By:  /s/ Michael W. Overby
   ---------------                                  -----------------------
Title:  VP                                       Title:  VP and CFO
      ----                                             ------------

                                             SCHEDULE A

                                          PERMITTED LIENS


      Secured Party                             UCC Filing No.                    Types of Collateral
      -------------                             --------------                    -------------------

Zions Credit Corporation                 Arizona Filing: 0974310-0            Leased Equipment
                                         filed 6/30/97

Zions Credit Corporation                 Arizona Filing: 01008530-0           Leased Equipment
                                         filed 3/17/98

Telogy, Inc.                             California Filing: 0016760535        Leased Equipment
                                         filed 6/8/00

Zions Credit Corporation                 California Filing: 0017160255        Leased Equipment
                                         filed 6/12/00

Zions Credit Corporation                 California Filing: 0017160245        Leased Equipment
                                         filed 6/12/00

                                                A-1